Exhibit 10.35.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) dated the 2nd day of September 2005 is entered into among DaimlerChrysler Services North America LLC, a Michigan limited liability company (“DCSNA”), Elspeth Pacific, Inc., a Delaware corporation wholly owned by DCSNA (“Elspeth”, and hereinafter referred to together with DCSNA as “Sellers”), and Horizon Lines, LLC (“Buyer”), a Delaware limited liability company.

WITNESSETH:

WHEREAS, each of Elspeth and the Buyer, inter alia, is a party to certain Participation Agreements dated as of December 1, 1988, as amended, modified or supplemented (the “Participation Agreements”) and other Operative Documents, as amended, modified or supplemented, defined by reference in each such Participation Agreement respecting each of the vessels SS Horizon Pacific and SS Horizon Enterprise (hereinafter referred to as the “Vessels”); and

WHEREAS, Elspeth and U.S. Bank National Association, as successor in interest to The Connecticut National Bank (the “Owner Trustee”) are parties to a certain Trust Agreement respecting each of the Vessels, pursuant to which Trust Agreements, Elspeth is the sole Owner Participant and beneficial owner of the respective Trust Estates as defined in each Trust Agreement; and

WHEREAS, DCSNA is directly and primarily liable and not merely as a surety for the obligations of Elspeth under the Operative Documents as defined in each Participation Agreement; and

WHEREAS, Elspeth has agreed to sell to Buyer its Owner Participant rights under the Operative Documents as defined in each Participation Agreement, and the Buyer has agreed to purchase such Owner Participant rights and, as of the Closing Date, to succeed to all of the respective Owner Participant rights and assume all of the respective Owner Participant duties and obligations of Elspeth under the Operative Documents as defined in each Participation Agreement (such interests, rights and obligations under the Operative Documents as defined in each Participation Agreement are hereinafter referred to as the “OP Interest”);

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, Sellers and Buyer agree as follows:

ARTICLE 1

DEFINITIONS

1. Definitions. Capitalized terms used herein and not otherwise defined have the meaning specified in Schedule X to each respective Participation Agreement.

ARTICLE 2

PURCHASE AND SALE

2.1 Purchase and Sale: On the terms and subject to the conditions hereof, and in reliance on the representations and warranties of Sellers and of Buyer contained herein, Elspeth will, on or before September 22, 2005 or such other date as the parties hereto shall agree in writing (the “Closing Date”), sell, transfer, assign, convey and deliver to Buyer, and Buyer will purchase and accept from Elspeth, all of Elspeth’s right, title and interest in and to its OP Interest for an aggregate consideration of Twenty-Five Million Two Hundred Thousand dollars (US $25.2m) (the “Purchase Price”), payable in cash on the Closing Date. The parties understand and agree that each Vessel is subject to existing non-recourse debt issued by each Owner Trustee in the outstanding amount of Two Million Three Hundred Thirty-Nine Thousand Six Hundred Ninety-Two United States Dollars and Forty-Three Cents (US$2,339,692.43) with respect to the SS Horizon Enterprise and Two Million One Hundred Seventy-Three Thousand Seven Hundred Thirty-Four United States Dollars and Sixty-Six Cents (US$2,173,734.66) with respect to the SS Horizon Pacific, aggregating Four Million Five Hundred Thirteen Thousand Four Hundred Twenty-Seven United States Dollars and Nine Cents (US $4,513,427.09) for both Vessels. If the closing has not occurred by October 15, 2005, then this Agreement shall terminate and the parties shall have no further obligation hereunder except as a result of a breach by any party, and in such event all rights and remedies are reserved.

2.2 Payment of Purchase Price: Payment of the Purchase Price shall be made by Buyer to Elspeth in immediately available funds, no later than 3:00 p.m. EDT on the Closing Date by wire to the following account:

Bank: Chase Manhattan Bank, N.A.

1 Chase Manhattan Plaza

New York, New York, 10081

Account Name: DaimlerChrysler Capital Services

Routing No. 021-0000-21

Account No. 036-1-069768

2.3 Risk of Loss: Notwithstanding any other provision hereof or of any Sale Document, the risk of loss in respect of the OP Interest, including any asset forming part of the respective Trust Estates and the credit risk with respect to any

Charterer or Guarantor, shall pass to Buyer on the Closing Date after Sellers and Buyer have complied fully with the requirements of Section 3.1 hereof.

2.4 Event of Loss: If an Event of Loss occurs prior to the Closing Date or if Elspeth’s OP Interest with respect to a given Vessel cannot be legally transferred for any reason, and such fact is known to either Seller or to Buyer (and notice thereof is given by one to the other) before the Closing Date, then the Purchase Price stall be reduced by Twelve Million Six Hundred Thousand United States Dollars (US $12.6m) per such lost Vessel.

2.5 Prior Claims: The rights conveyed by Sellers hereunder do not include rights of either Seller as owner participant arising from events that occur prior to the Closing Date (“Prior Claims”) including specifically, but without limitation, the right to receive any amounts due or accrued to either Seller under the Operative Documents as defined in each Participation Agreement as of a date prior to the Closing Date, the right to receive any indemnity payments under any such Operative Documents, or rights with respect to expenses incurred or events occurring prior to the Closing Date.

ARTICLE 3

CONDITIONS TO CLOSING

3.1 Closing: The Closing (the “Closing”) shall take place on the Closing Date at the Sellers’ offices located at 501 Merritt 7, Norwalk, Connecticut, or such other place as notified by Sellers to Buyer ten (10) business days in advance, with all executed documents respecting sale (collectively, the “Sale Documents”) available for inspection at a pre-C1osing meeting to be held two business days prior to the Closing Date. At the Closing, Buyer shall pay the Purchase Price in accordance with Section 2.2 hereof, against delivery by Elspeth of an Assignment and Assumption Agreement with respect to its OP Interests in each Vessel and the other Sale Documents. Upon delivery of such instruments, Buyer shall assume all of the obligations in respect of such OP Interests whether or not such obligations relate to periods of time prior to, on or after the Closing Date.

3.2 Conditions Precedent to the Obligations of Buyer: The obligations of Buyer are subject to the fulfillment (or waiver by Buyer) on the Closing Date of each of the following conditions precedent:

(a) Approvals: All required approvals and consents of, and notifications to: (i) any third party including, without limitation, the Indenture Trustee (if any); and (ii) any Governmental Authority, including but not limited to the Marad Approval defined in Section 3.3(a) hereof, as necessary in each case on the part of the Sellers in respect of the transactions contemplated hereby shall have been obtained, or waivers thereof duly obtained, or notices given and executed, and certified copies of each such consent, waiver and notification shall have been delivered to Buyer.

(b) Absence of Litigation: Neither Seller nor Buyer shall be party to or have knowledge of an imminent commencement of any litigation, arbitration, investigation or other proceeding which seeks, or the effect of which is, to prohibit the transfer of the OP Interest as contemplated herein and by the Sale Documents.

(c) Amendments: Neither Seller shall have made or permitted to be made any material amendment, waiver or supplement to any Operative Document except in accordance with the express terms thereof, unless Buyer shall have given its prior written consent to such action.

(d) Filings and Recordations: Seller and Buyer shall have made such filings and disclosed such information as shall be necessary to fully consummate and reflect the transaction contemplated in this Agreement.

(e) Truth of Representations: The representations and warranties made by each Seller herein and in the Sale Documents shall be true and correct in all material respects on and as of the Closing Date.

(f) Performance of Covenants: Each Seller shall have performed and complied in all material respects with all agreements and conditions required herein and by the Sale Documents to be performed or complied with by such party prior to or at the Closing.

(g) Items to be Delivered by Seller: Seller shall have delivered to Buyer, each in form and substance reasonably satisfactory to Buyer:

(i) Officer’s Certificate: A certificate executed by a duly authorized officer of each Seller dated the Closing Date certifying the fulfillment of the conditions specified in Sections 3.2(b), (e) and (f) hereof and confirming that the condition of Section 3.2(h) has been met; and

(ii) Secretary’s Certificate: A certificate executed by the Secretary or Assistant Secretary of each Seller dated the Closing Date certifying the form of the organizing documents of each Seller, the by-laws or operating agreement of each Seller, and the incumbency of the officers of each Seller executing this Agreement and the Sale Documents; and

(iii) Sale Documents: Executed copies of all Sale Documents; and

(iv) Lien Searches: Lien searches with respect to each Seller and each Owner Trustee as to filings under the Connecticut Uniform Commercial Code shall indicate that there are no liens on the OP Interest or each Trust Estate (other than in favor of each respective Indenture Trustee or as expressly permitted under the Operative Documents or those expressly assumed by Buyer hereunder).

(h) No Material Adverse Change: Since the date hereof, there shall not have occurred any material adverse change in the business, operation or condition, (financial or otherwise) of either Seller, which materially impairs such Seller’s ability to perform any of its obligations hereunder.

3.3 Conditions Precedent to the Obligations of Sellers: The obligations of each Seller are subject to the fulfillment or waiver by such Seller on or prior to the Closing Date of each of the following conditions precedent:

(a) Approvals: All required approvals and consents of, and notifications to any third party or Governmental Authority, including but not limited to, an approval (the “Marad Approval”) of the transfer of the OP Interest respecting SS Horizon Enterprise from the Maritime Administration under the Construction Differential Subsidy Contract covering such Vessel, as necessary on the part of the Buyer in respect of the transactions contemplated hereby, shall have been obtained, or waivers thereof duly obtained, or notices given and executed, and certified copies of each such consent, waiver and notification shall have been delivered to Seller.

(b) Absence of Litigation: There shall not be any litigation, arbitration, investigation or other proceeding which seeks, or the effect of which is, to prohibit the transfer of the OP Interest as contemplated herein and by the Sale Documents.

(c) Truth of Representations: The representations and warranties made by Buyer herein and in the Sale Documents and the Operative Documents shall be true and correct in all material respects on and as of the Closing Date.

(d) Filings and Recordations: Sellers and Buyer shall have made such filings and disclosed such information as shall be necessary to fully consummate and reflect the transaction contemplated in this Agreement.

(e) Performance of Covenants: Buyer shall have performed and complied in all material respects with all agreements and conditions required herein and by the Sale Documents and the Operative Documents to be performed or complied with by such party prior to or at the Closing.

(f) Items to be Delivered by Buyer: Buyer shall have delivered to Sellers:

(i) Officer’s Certificate: A certificate executed by a duly authorized officer of the Buyer dated the Closing Date certifying the fulfillment of the conditions specified in Sections 3.3(b), (c) and (e) hereof and that the condition of Section 3.3(g) has been met; and

(ii) Secretary’s Certificate: A certificate executed by the Secretary or Assistant Secretary of Buyer dated the Closing Date certifying to and attaching evidence of the existence and governing documents of the Buyer, and the incumbency of the officers of Buyer executing this Agreement or the Sale Documents; and

(iii) Purchase Price: On the Closing Date, the Purchase Price and other amounts payable by Buyer to Sellers on such date; and

(iv) Sale Documents: Executed copies of each of the Sale Documents to which Buyer is a party.

(g) No Material Adverse Change: Since the date hereof, there shall not have occurred any material adverse change in the business, operation or condition (financial or otherwise) of the Buyer, which materially impairs the Buyer’s ability to perform any of its obligations hereunder.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Sellers: Each Seller represents and warrants to Buyer as of the date hereof that:

(a) Due Incorporation: It is a business entity duly incorporated or organized, validly existing and in good standing under the laws of the state of its creation, and has the power and authority to own or charter its properties and assets, and to carry on its business as it does currently, and to perform its respective obligations hereunder and under the Sale Documents to which it is a party.

(b) Authority Relative to Sale Documents: The execution, delivery and performance by each Seller of this Agreement and the Sale Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action and this Agreement and each such Seller’s Sale Documents have been, or on the Closing Date will be, duly executed and delivered by such Seller, and on the Closing Date will constitute the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with their respective terms.

(c) No Violation of Law, Etc.: The execution, delivery and performance by either Seller of this Agreement and the Sale Documents to which it is a party will not: (i) require any authorization or approval by filing with, or notice to (except a notice under Section 23 of the respective Participation Agreements and the Marad Approval), any third person or any Governmental Authority, or (ii) violate, conflict with or constitute an event of default or an event which, upon the giving of notice or the lapse of time or both, would constitute an event of default or result in a loss of rights under any provision of the business organization or operating documents of each Seller, or of any agreement or instrument to which, either Seller is a party, or by which either Seller or its respective properties are bound, including, without limitation, the Operative Documents to which such Seller is a party, if such event would prohibit or materially interfere with the consummation of the transactions contemplated herein or in the Sale Documents.

(d) Good Title to OP Interest: Upon execution and delivery to Buyer of the Sale Documents at the Closing, (x) Seller will convey good and valid title to such Seller’s OP Interest to Buyer, and (y) each Vessel will be free and clear of all Owner Encumbrances arising out of actions or inactions of either Seller as Owner Participant.

(e) No Default: Neither Seller is in default under, or in violation of any material obligations to be performed by it pursuant to the Operative Documents, and no condition or event exists which upon the giving of notice or the lapse of time, or both, would constitute such a default by such Seller; provided, however, that no representation or warranty is made in this clause (e) with respect to any such default or violation as may exist by reason of a default on the part of any party to any Operative Document other than Sellers.

(f) Brokers: No person or entity acting on behalf of either Seller or any affiliate thereof is, or will be entitled to, any brokerage fee, commission, finder’s fee or financial advisory fee, directly or indirectly from Buyer in connection with the transactions contemplated herein and in the Sale Documents.

(g) Litigation: There is no litigation or proceeding pending or, to the knowledge of Seller, threatened against Seller, which seeks to, or, if adversely determined, would prohibit or materially interfere with the consummation by Seller of the transactions contemplated herein or in the Sale Documents.

(h) Citizenship: Elspeth has been since April 22, 2003 and will continue to be to the Closing Date duly qualified to be the owner participant under the Trust Agreement respecting each Vessel in accordance with the terms of 46 U.S.C. §12106(e).

4.2 Representations and Warranties of Buyer: Buyer hereby represents and warrants as of the date hereof that:

(a) Due Incorporation: It is a business entity duly organized, validly existing and in good standing under the laws of the state of its creation, and has the power and authority to own or charter its properties and assets, and to carry on its business as it does currently, and to perform its respective obligations hereunder and under the Sale Documents to which it is a party.

(b) Authority Relative to Sale Documents: The execution, delivery and performance by Buyer of this Agreement and the Sale Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of the Buyer, and this Agreement and each such Sale Document has been, or on the Closing Date will be, duly executed and delivered by Buyer, and on the Closing Date will constitute the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

(c) No Violation of Law, Etc.: The execution, delivery and performance by Buyer of this Agreement and the Sale Documents to which it is a party will not: (i) require any authorization or approval by filing with, or notice to (except a notice under Section 23 of the respective Participation Agreements and the Marad Approval), any third person or any Governmental Authority, or (ii) violate, conflict with or constitute an event of default or an event which, upon the giving of notice or the lapse of time or both, would constitute an event of default or result in a loss of rights under any provision of the business organization or operating documents of Buyer, or of any agreement or instrument to which Buyer is a party, or by which it or its respective properties are bound, if such event would prohibit or materially interfere with the consummation of the transactions contemplated herein or in the Sale Documents.

(d) Litigation: There is no litigation or proceeding pending or, to the knowledge, of Buyer, threatened against Buyer, which seeks to or, if adversely determined, would prohibit or materially interfere with the consummation by Buyer of the transactions contemplated herein or in the Sale Documents.

(e) Brokers: No person or entity acting on behalf of Buyer or any affiliate thereof is, or will be entitled to, any brokerage fee, commission, finder’s fee or financial advisory fee, directly or indirectly from Sellers or any of their affiliates in connection with the transactions contemplated herein or in the Sale Documents.

(f) Requirements: Buyer complies with all legal and regulatory requirements, and requirements of the Operative Documents necessary in order to acquire the OP Interests and to beneficially own the Vessels and to continue the documentation of the Vessels under the laws and flag of the United States. Assuming all consents, approvals and notifications required to be obtained or given by the Sellers are so obtained or given, neither the entry into this Agreement by Buyer nor its consummation of the transactions contemplated herein will violate any law or regulation relating to the ability of the Owner Trustee to own and lease the Vessels nor expose either Seller, under the terms of the Operative Documents, to any indemnification claim from any party thereto.

(g) Information True and Correct: All information furnished to Sellers with respect to Buyer fulfilling its requirements hereunder is true and correct.

4.3 Limitation: EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 4.1 AND THE ASSIGNMENT AND ASSUMPTION AGREEMENT THE SALE OF THE OP INTERESTS IS MADE “AS IS, WHERE IS”, AND THE SELLER SHALL NOT BE DEEMED TO HAVE MADE ANY FURTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, NOW OR HEREAFTER OF ANY NATURE OR KIND, INCLUDING WITHOUT LIMITATION, AS TO THE (i) VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, QUALITY OF MATERIAL OR WORKMANSHIP, FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, MAINTENANCE OR MARKETABILITY OF THE OP INTERESTS OR ANY VESSEL WHICH IS PART THEREOF, (ii) CREDIT WORTHINESS OF THE CHARTERER OR GUARANTOR, (iii) ADEQUACY OF ANY INSURANCE COVERAGE APPLICABLE TO ANY VESSEL, (iv) COLLECTIBILITY OF ANY AMOUNT UNDER ANY OPERATIVE DOCUMENT, OR (v) TAX CHARACTERIZATION OF THE CHARTER.

ARTICLE 5

COVENANTS

5.1 Seller’s Post-Closing Payments: Assuming that a Closing hereunder occurs, any payment, fee or other compensation received by either Seller on or after the Closing Date, relating to the OP Interest shall be for the account of Buyer and Sellers shall promptly remit said amount to Buyer, and until so remitted, any such amount shall be received and held by Sellers for the benefit of Buyer.

5.2 Prior Claims: If Buyer shall receive any amount in respect of a Prior Claim, or event described in Section 2.5 above, then Buyer shall promptly remit said amount to Seller and, until so remitted, any such amount received by Buyer shall be received and held by Buyer for the benefit of Seller.

5.3 Pre-Closing Cooperation: Each party shall furnish all such information, sign any documents, forms or filings, or take any such measures as may be necessary in order to effectuate the purposes of this transaction including, without limitation, all measures in connection with any government filings, instructions or notices to the Owner Trustee or Indenture Trustee, etc.

ARTICLE 6

MISCELLANEOUS

6.1 Fees and Expenses: Sellers and Buyer shall each be solely responsible for all fees and expenses incurred by each of them in connection with the execution and delivery hereof and of the Sale Documents, including counsel fees and expenses. Buyer shall be solely responsible for all fees and expenses incurred by Buyer in connection with the execution and delivery of this Agreement and the Sale Documents contemplated hereby, including fees and expenses of such Buyer’s counsel. In the event of a dispute under or enforcement of this Agreement and any Sale Document, the losing party shall pay all reasonable fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of the prevailing party in its efforts to enforce any such document or otherwise resolve such dispute. EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT.

6.2 Notices: All notices and documents delivered hereunder shall be in writing, and shall he forwarded by certified mail, return receipt request and postage prepaid; or facsimile, or personally delivered by overnight courier, and addressed as follows:

If to either Seller before September 30, 2005:

DaimlerChrysler Services North America LLC

and/or Elspeth Pacific, Inc.

c/o DaimlerChrysler Capital Services.

Attn: William S. Bishop and Richard M. Cozart, Esq.

501 Merritt 7, Fifth Floor

Norwalk, CT 06851

Fax: 203-750-7100

If to either Seller after September 30, 2005:

DaimlerChrysler Services North America LLC

and/or Elspeth Pacific, Inc.

c/o DaimlerChrysler Services North America LLC

Attn: James Stano

27777 Inkster Road

CIMS:

Farmington Hills, MI 48334-5326

Fax: 248-427-3550

If to Buyer:

Horizon Lines, LLC

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

Attn: General Counsel

Fax: 704-973-7010

Any facsimile notice shall be followed by written notice delivered in one of the other manners as provided for in this Section 6.2

6.3 Entire Agreement; Amendments: Except as otherwise specifically provided herein, this Agreement and the Sale Documents contain the entire agreement of the parties with respect to the subject matter hereof, and supercede all prior agreements and understandings between the parties, whether written or oral. Neither this Agreement nor any Sale Document may be amended except by written instrument signed by the parties thereto.

6.4 Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.5 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

6.6 Counterparts: This Agreement may be executed in separate counterparts, each of which when so executed and delivered, shall be deemed an original for all purposes, but all such counterparts shall constitute but one and the same instrument.

6.7 Severability: Whenever possible, each provision of this Agreement and the Sale Documents will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision hereof or of any Sale Document is held to be prohibited by or invalid under applicable law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof or of such Sale Documents. The remainder of such provision and the remaining provisions of such Sale Document shall be interpreted, to the maximum extent possible, so as to conform to the original intent hereof and of the affected Sale Document.

6.8 Headings: The article and section headings contained herein are for convenience only and shall not be construed as part of this Agreement.

6.9 No Third-Party Beneficiaries: This Agreement and the Sale Documents are for the sole benefit of the parties thereto and their permitted successors and assigns, and nothing herein, express or implied, shall give or be construed to give to any person or entity, other than the parties hereto and such successors and assigns, any legal or equitable right thereunder.

6.10 Assignment and Assumption Agreement: In the event of any conflicts between the terms of this Agreement and the Assignment and Assumption Agreement, then the terms of this Agreement shall govern.

6.11 Further Assurances: Each of the parties hereto agrees that, at any other party’s request and sole cost and expense, it shall do, execute, acknowledge and deliver all such further acts, conveyances, assignments, transfers, documents and other assurances necessary to effectuate the purposes and carry out the terms and intent of this Agreement and the Sale Documents. Buyer will permit Seller and its authorized officers, employees or representatives to have reasonable access, during Buyer’s regular business hours, upon reasonable notice, to inspect and copy any agreements, records, books, contracts, commitments or supporting pages which have been furnished to Buyer by Seller pursuant to the Sale Documents for the purposes of: (i) preparing financial statements, tax returns or similar items; (ii) responding to threatened or pending litigations or proceedings; and (iii) preparing for tax audits, reports to shareholders or government agencies; provided, however, that nothing herein shall require Buyer to retain any documents longer than it would in the ordinary course of business or to mate available any privileged documents or information.

6.12 DCSNA: DCSNA is a party hereto for the sole purpose set forth in the following sentence. DCSNA hereby guarantees that on the Closing Date the representations and warranties made by Elspeth herein and in the Sale Documents are true and correct in all material respects.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the day and year first above written.

DaimlerChrysler Services North America LLC

/s/ William S. Bishop
By:	William S. Bishop
Title:	Vice President

Elspeth Pacific, Inc.

/s/ Richard M. Cozart
By:	Richard M. Cozart
Title:	Vice-President

Horizon Lines, LLC

/s/ Alherd P. Kazura
By:	Alherd P. Kazura
Title:	Vice President